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                                  EXHIBIT 99.1

                         Order and Acknowledgement Form


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                                                                                       FIRSTSPARTAN FINANCIAL CORP.
                                                                                                   STOCK ORDER FORM
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                     NUMBER OF SHARES
Fill in the number of shares you wish to  purchase  and the
total  amount  due.  No  fractional  shares will be issued.    Number                Purchase            Total
The  minimum  purchase is 25 shares.  No  Eligible  Account    of Shares              Price              Amount
Holder,  Supplemental  Eligible  Account  Holder,  or Other
Member (including all persons on a joint account) may          ______________        X $20.00    =   $___________
purchase in their  capacity as such in the  Subscription  Offering
more than  16,250  shares (or  $325,000)  of the               |_|  Enclosed is check or money
                                                                    order payable to FirstSpartan Financial Corp.
Common Stock offered in the Conversion; no person,
together with  associates  of an persons  acting in concert
with such person may purchase in the Direct Community          |_| I authorize withdrawal from the following
Offering  and the  Syndicated  Community  Offering,  in the        account(s):
aggregate,  more than 16,250 shares (or $325,000) of Common
Stock issued in the  Conversion,  whichever is less; and no           Account Number(s)               Amount
person   (including  all  persons  on  a  joint   account),
together with  associates  of or persons  acting in concert  _______________________________    $_________________
with such person,  may purchase in the aggregate  more than
1% of the shares of Common  Stock issued in the Converison.  _______________________________    $_________________

                                                             -------------------------------    $-----------------
                     METHOD OF PAYMENT
Check the  appropriate  boxes that show how you wish to pay                  Total Withdrawn    $_________________
for the stock.  If paying by check or money order,  make it
payable to  FirstSpartan  Financial  Corp.  Your funds will  No penalty for early withdrawal earn  interest at First  Federal's  passbook rate until the
Offering  is  completed.  If  paying by  withdrawal  from a
First  Federal  deposit  account,   write  in  the  account
number(s)  and  the  amount(s)  you  wish to  withdraw.  If
payment  is made from a CD  account,  it will  continue  to
earn interest at the same CD account rate.                   _____________________________________________________
                                                                   Name(s) in which your stock is to be registered
                    STOCK REGISTRATION
Print the  name(s) in which you want the stock  registered.  _____________________________________________________
If you are a depositor  or member,  to protect  your rights        Name(s) in which your stock is to be registered
over other purchasers as described in the Prospectus,  you
                                                       ---
must  take  ownership  in at  least  one  of the  account    _____________________________________________________
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holders' names.  Subscription  rights are  nontransferable.                            Address
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Enter the Social  Security Number (or Tax ID Number) of one
registered  owner;  only one  number is  required.  See the  _____________________________________________________
reverse side of this form for registration guidelines.       City                    State                Zip Code

                     NASD AFFILIATION                        |_| Individual          |_| Joint Tenants
The NASD's  Interpretation  with respect to Free Riding and  |_| Tenants in Common   |_| Uniform Gifts to Minors
Withholding  restricts the sale of certain  initial  public  |_| Other __________________________________________
offerings to certain NASD  members,  affiliates  and family
members.  For an exemption  from these  restrictions,  such
persons must comply with the following  conditions:  (i) to
not sell or  transfer  the  shares for a period of 150 days  Are you an officer,  director, general partner, employee or following  issuance and (ii) to report this subscription in  agent of a  National  Association  of  Securities  Dealers, writing to the  applicable  NASD  member  within one day of  Inc. ("NASD") member firm or related to such person?
payment  therefor.  By signing  this Stock Order Form,  you
are certifying  that you will comply with  applicable  NASD  |_| Yes           |_| No
regulations.

                   TELEPHONE  INFORMATION
Please  enter the  daytime  telephone number where you may
be contacted in the event we cannot  execute your offer as
given.                                                       Daytime Phone ( )
                   ACCOUNT  VERIFICATION
If you were a depositor on December 31, 1995, March 31, 1997 or  ___________  __,  1997,  you must list full title and
account numbers of all accounts you had at that date in
order to  insure  proper  identification  of your  purchase  Were you a member of First Federal as of
right or preference.                                         December 31, 1995         March 31, 1997
                                                             |_| Yes           |_| No            |_| Yes        |_| No
                      ACKNOWLEDGMENT
Please read the  acknowledgement  statement  carefully       I acknowledge  receipt of the Prospectus and the
and sign on the signature line. When  purchasing as a        provisions therein and understand that after
custodian,  corporate  officer,  etc., add your full         delivery of this order form to FirstSpartan
title to your signature.  Enter the Social Security          Financial Corp., that this order is for the above
number (or Tax ID number) of the registered owner and        account only and under penalities of perjury, I
date the form;  only  the number required.                   certify that the Social Security or Taxpayer
                                                             ID number given below is correct. I further
                                                             certify that this order does not violate
                                                             Purchase limitations set forth more fully in
                                                             the Prospectus.

Subscription  priority  rights for members as  described in
the Prospectus  will expire at _:00 p.m.,  Eastern Time, on
_________,  __,  1997.  The Direct  Community  Offering may
end as early as 12:00 p.m.,  Eastern  Time,  on _______ __,
1997, or any time  thereafter when orders for all available
shares  have  been  received,  but in no event  later  than
________  __,  1997.  This  order  form  must  be  properly  I  acknowledge  that  the  common  stock  offered  is not a
completed  and received  with payment at the above  address  savings  or  deposit   account   and  is  not   insured  or
or at any  First  Federal  office  prior to the  expiration  guaranteed by the Savings  Association  Insurance Fund, the
date.                                                        FDIC or any other government agency.



                                                             Signature                                     Date

                                                             Additional Signature (if required)            Date


                                                                       Social Security No. or Tax ID No.

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                           THE ADDITION TO AN ORDER OF A NAME WHICH DOES NOT APPEAR ON THE
                             QUALIFYING ACCOUNT WILL RESULT IN THE LOSS OF SUBSCRIPTION
                                RIGHTS.  FOR ASSISTANCE PLEASE CALL THE FIRST FEDERAL
                                     SAVINGS AND LOAN ASSOCIATION OF SPARTANBURG
                                             STOCK INFORMATION CENTER AT
                                                    (---) --------


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                                           GUIDELINES FOR REGISTERING STOCK


         For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Stock Certificates(s). If you have any questions, please consult your legal advisor.

                  Stock ownership must be registered in one of the following manners:


INDIVIDUAL:       Avoid the use of two  initials.  Include the first given
                  name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account", "single man", "personal property", etc.


JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or". Omit titles such as "Mrs.", "Dr.", etc.

                  JOINT   TENANTS--Joint    Tenancy   with   Right   of
                  Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

                  TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.


UNIFORM GIFT      Stock may be held in the name of a custodian  for a minor
TO  MINORS:       under the  Uniform Gifts to  Minors  laws of the
                  individual  states.  There may be only one  custodian  and one
                  minor  designated  on  a  stock   certificate.   The  standard
                  abbreviation  of  custodian is "CUST",  while the  description
                  "Uniform  Gifts to Minors Act" is  abbreviated  "UNIF GIFT MIN
                  ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gift to
                  Minors Act will be abbreviated:
                                            JOHN P. JONES CUST SUSAN A. JONES
                                            UNIF GIFT MIN ACT SC


FIDUCIARIES:      Stock held in a fiduciary capacity must contain the following:
                           1.       The name(s) of the fiduciary--
                                    .       If an individual, list the first given name, middle initial, and last name
                                    .       If a corporation, list the corporate title.
                                    .       If an individual and a corporation, list the corporation's title before the individual.

                           2.       The fiduciary capacity--
                                    .       Administrator              .        Conservator
                                    .       Committee                           .       Executor
                                    .       Trustee                    .        Personal Representative
                                    .       Custodian

                           3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                           4.       The date of the document  governing  the  relationship.
                           The date of the document  need not be  used in the  description of a trust  created by a will.

                           5.       Either of the following:
                                                                       The name of the maker, donor or testator or
                                                                       The name of the beneficiary
                                                                       Example of Fiduciary Ownership
                                                                         JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                                                           UNDER AGREEMENT DATED (Date)

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